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                                                                   EXHIBIT 10.36

                        PINNACLE FINANCIAL PARTNERS, INC.
                  NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

The following table sets forth the current base salaries paid to the Chief Executive Officer and the four other named executive officers of Pinnacle Financial Partners, Inc. (the "Company") and the amount of the cash bonus paid to these persons in 2006 under the Company's 2005 Cash Incentive Plan.

   Executive Officer                                    Current Salary          2005 Cash Bonus
   -----------------                                    --------------          ---------------
M. Terry Turner - CEO                                      $ 330,000                $165,000
Robert A. McCabe, Jr. - Chairman of the Board              $ 313,500                $156,750
Hugh M. Queener - CAO                                      $ 217,000                $ 86,800
Harold R. Carpenter - CFO                                  $ 157,000                $ 62,800
Charles B. McMahan - Sr. Credit Officer                    $ 154,336                $ 46,300

In addition to their base salaries, these executive officers are also eligible to:

      -     Receive cash bonuses under the Company's 2006 Cash Incentive Plan;

      - Participate in the Company's equity incentive programs, which currently involves the award of non-qualified stock options and restricted stock pursuant to the Company's 2004 Equity Incentive Plan; and

      - Participate in the Company's broad-based benefit programs generally available to its employees, including health, disability and life insurance programs and the Company's 401k plan.

Additionally, Messrs. Turner, McCabe and Queener receive a monthly car allowance.

The foregoing information is summary in nature. Additional information regarding the named executive officer compensation will be provided in the Company's proxy statement to be filed in connection with the 2006 annual meeting of the Company's shareholders.